UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  12/27/2005

Technitrol, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  001-05375

PA	23-1292472
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

1210 Northbrook Drive, Suite 470, Trevose, PA 19053
(Address of principal executive offices, including zip code)

(215) 355-2900
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Information to be included in the report

Item 2.03.    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On December 20, 2005, Technitrol, Inc., through indirect wholly-owned subsidiaries, borrowed the approximate equivalent of US $76.5 million, pursuant to its Credit Agreement dated as of October 14, 2005 with Bank of America, N.A. as Administrative Agent. The total amount consists of US $8.5 million borrowed pursuant to a three-month loan with an interest rate of 5.10% per annum, US $50.0 million borrowed pursuant to a one-month loan with an interest rate of 4.97% per annum, and EUR 15.0 million borrowed pursuant to a three-month loan with an interest rate of 3.08% per annum.

The proceeds from these borrowings will be used for the repatriation of funds under the American Jobs Creation Act (AJCA) and for the previously announced acquisition of the ERA Group which is expected to occur in early January, 2006.

The foregoing description of the Credit Agreement is qualified in its entirety by reference to the full text of the Credit Agreement filed as Exhibit 10.1 to Technitrol's Form 8-K dated October 20, 2005.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Technitrol, Inc.

Date: December 27, 2005	By:	/s/ Drew A. Moyer
Drew A. Moyer
Sr. Vice President and Chief Financial Officer